UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2010

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33633	26-0783366
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Seaboard Industrial Avenue, Atlanta Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Management of Zep Inc. (the “Company”) is scheduled to discuss the Company’s recent acquisition of Amrep, Inc. during its previously announced call scheduled for 9:00AM ET on Wednesday, January 6, 2010. The call will be webcast and may be accessed through the Company’s website at www.zepinc.com or by dialing in at (913) 905-1085, access code: 8347038. A copy of the slide package (the “Slide Package”) to be used by the Company during this call is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. In addition, the Slide Package is also available on the Company’s web site at www.zepinc.com. Information contained on the Company’s website is expressly not incorporated by reference into this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is furnished to the Securities and Exchange Commission (the “Commission”) pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Slide package to be presented on January 6, 2010 (furnished to the Commission as a part of this Current Report on Form 8-K)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 6, 2010

Zep Inc.

By:	/s/ MARK R. BACHMANN
Mark R. Bachmann
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Slide package to be presented on January 6, 2010 (furnished to the Commission as a part of this Current Report on Form 8-K).